AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT

                                       OF

                     SEABULK TRANSMARINE PARTNERSHIP, LTD.

         THIS AMENDMENT to Limited Partnership Agreement made this 26th day of September, 1990 among SEABULK TANKERS, LTD. (hereinafter referred to as "General Partner"), and Hans J. Hvide, J. Erik Hvide, SEABULK AMERICA PARTNERSHIP, LTD., and STOLT TANKERS (U.S.A.), INC. (hereinafter referred to as "Limited Partners"). (The General Partner and the Limited Partners are sometimes collectively referred to herein as the "Partners").

                             W I T N E S S E T H :

     WHEREAS, Seabulk Tankers, Ltd., Hans J. Hvide, J. Erik Hvide, Gerald Farmer, Brian S. Sowrey and Eugene F. Sweeney entered into a Limited Partnership Agreement (the "Agreement") dated the 30th day of August, 1985;

         WHEREAS, the Agreement was amended on the 24th day of December, 1986 to reflect certain assignments by the Limited Partners to the General Partner of their Limited Partnership interests in the Partnership, the conversion of such Limited Partnership interests to general partnership interests of the General Partner, and to reflect the withdrawal of certain of the then Limited Partners;

         WHEREAS, the Agreement was amended on the 31st day of May, 1989 to reflect the admittance of Seabulk America Partnership, Ltd. ("SAPL") as a
Limited Partner in the Partnership and to reflect SAPL's exchange of its 100% ownership interest in the vessel "4102" for a 66.67% interest in the Partnership; and

         WHEREAS, in conjunction with the operation of the wrecked tank vessel known as the "Fuji" (since renamed the "SEABULK AMERICA") following its redelivery, the Partners desire to amend Sections 2.04 and 4.03 of the Agreement to (a) reflect the distribution by SAPL of a

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portion of its limited partnership  interest in the Partnership to Stolt Tankers
(U.S.A.), Inc. ("Stolt") representing a 25% limited partnership interest in the Partnership; (b) the resulting admittance of Stolt as a Limited Partner in the Partnership and (c) the resulting reduction of SAPL's limited partnership interest in the Partnership from 66.67% to 41.67%, all so as to legally qualify SEABULK AMERICA to operate in the U.S. coastwise trade.

         NOW, THEREFORE, in consideration of the premises and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and suffiency of which is hereby acknowledged, the Partners agree as follows:

         1. Section 2.04 of the Agreement is hereby deleted in its entirety and the following is substituted in its stead:

         "2.04    Names and Addresses or Places of Residence of Partners.

         The names and places of residence of the General Partner and the Limited Partners are as follows:

                  General Partner:                  Address:

                  Seabulk Tankers, Ltd.             2200 Eller Drive
                                                    Fort Lauderdale, FL  33316

                  Limited Partners:                 Address:

                  Hans J. Hvide                     2200 Eller Drive
                                                    Fort Lauderdale, FL  33316
                  J. Erik Hvide                     2200 Eller Drive
                                                    Fort Lauderdale, FL  33316

                  Seabulk America                   2200 Eller Drive
                           Partnership, Ltd.        Fort Lauderdale, FL  33316

                  Stolt Tanker                      c/o Stolt-Nielsen, Inc.

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                      (U.S.A.), Inc.               8 Sound Shore Drive
                                                   Greenwich, CT 06836

     2. Section 4.03 of the Agreement is hereby deleted in its entirety and the following in its stead:

     "4.03 Percentage Ownership of the Partnership Assets. The percentage interest of the General Partner and the Limited Partners in the partnership assets are as follows:

                                                                Percentage
                  General Partner:
                  Seabulk Tankers, Ltd.                         33.00%
                  Limited Partners:
                  ----------------
                  Hans J. Hvide                                 0.165%
                  J. Erik Hvide                                 0.165%
                  Seabulk America
                           Partnership, Ltd.                    41.67%

                  Stolt Tankers
                           (U.S.A.)., Inc.                      25.00%"

     3. It is acknowledged that Seabulk America Partnership, Ltd. (by and through its general partner Seabulk Tankers, Ltd.) is executing this Amendment in its capacity as attorney- in-fact for Stolt Tankers (U.S.A.), Inc. as provided for in Section 9.01 of the SAPL Agreement;

         4. Except for the foregoing amendments, the Limited Partnership Agreement is hereby ratified and confirmed and shall remain in full force and effect.

         IN WITNESS WHEREOF, each party has executed this Agreement or a counterpart hereof as of the 26th day of September, 1990.

                                      GENERAL PARTNER:

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                                      SEABULK TANKERS, LTD.
                                      By:  Hvide Marine Transport, Incorporated
                                           its sole general partner



                                      By:       /s/ Gene Douglas
                                               Vice President

                                      LIMITED PARTNERS:



                                       /s/ Gene Douglas
                                      Hans J. Hvide, Gene Douglas, atty-in-fact



                                       /s/ J. Erik Hvide
                                      J. Erik Hvide


                                      SEABULK AMERICA PARTNERSHIP
                                      LTD.
                                      By:      Seabulk Tankers, Ltd.
                                               its sole general partner
                                      By:      Hvide Marine Transport,
                                               Incorporated
                                               its sole general partner



                                      By:       /s/ Gene Douglas
                                               Title: Vice President


                                      STOLT TANKERS (U.S.A.)., INC.
                                      By:      Seabulk Tankers, Ltd.
                                               sole general partner of
                                               SEABULK AMERICA
                                               PARTNERSHIP, LTD.
                                               attorney-in-fact



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                                      By:  Hvide Marine Transport, Incorporated
                                           its sole general partner



                                      By:       /s/ Gene Douglas
                                           Title: Vice President




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